Exhibit 99.1

Contact Information:

Jennifer Buchhalter

Starent Networks, Corp.

+1-978-863-3749

jbuchhalter@starentnetworks.com

Starent Networks Receives Clearance from the U.S. Department of Justice and Federal Trade

Commission for Acquisition by Cisco Systems, Inc.

TEWKSBURY, Mass. — Dec 16, 2009 — Starent Networks, Corp. (NASDAQ: STAR), a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services, today announced that the U.S. Department of Justice and Federal Trade Commission have terminated the mandatory waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to Cisco Systems, Inc.’s pending acquisition of Starent. With the receipt of this clearance the remaining regulatory approval requirements under the merger agreement between Starent and Cisco, providing for the acquisition of Starent by Cisco, have been satisfied. Accordingly, Starent expects the closing of the transaction to occur in the coming days. The closing day will also be Starent’s last day of trading on The NASDAQ Global Select Market.

As previously announced, under the terms of the merger agreement, Starent stockholders will receive $35.00 in cash for each outstanding Starent share, following the closing of the merger.

About Starent Networks

Starent Networks, Corp. is a leading provider of infrastructure solutions that enable mobile operators to deliver multimedia services to their subscribers. Starent Networks has created solutions that provide mobile operators with the functions and services needed for access, mobility management and call control in their networks. Through integrated intelligence and high performance capabilities, Starent Networks’ solutions also enhance subscriber management, billing and session policy enforcement. The company’s products are capable of supporting a wide range of mobile wireless networks, such as CDMA2000, UMTS/HSPA, LTE, WiFi, and WiMAX. Starent Networks’ products have been deployed by over 100 mobile operators in 45 countries. Additional information about Starent Networks is available at www.starentnetworks.com.

Cisco and Cisco Systems are registered trademarks or trademarks of Cisco Systems, Inc. and/or its affiliates in the United States and certain other countries. Starent and the Starent Networks logo are registered trademarks or trademarks of Starent networks, Corp. in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Starent Networks, including statements with respect to the expected closing of the merger and timetable for closing the merger, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These statements contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Starent Networks’ control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the merger; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; other business effects, including the effects of industry, economic or political conditions outside of Starent Networks’ control; or other risks and uncertainties discussed in documents filed with the SEC by Starent Networks, including factors discussed in the “Risk Factors” section of Starent Networks’ most recent Quarterly Report on Form 10-Q filed with the SEC on November 6, 2009, and other documents Starent Networks periodically files with the SEC. In addition, the forward-looking statements included in this press release represent Starent Networks’ views as of the date of this press release. Starent Networks anticipates that subsequent events and developments will cause its views to change. However, while Starent Networks may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Starent Networks’ views as of any date subsequent to the date of this press release.